UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2018

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		717 225 4711

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 31, 2018, P. H. Glatfelter Company (the “Company”) completed its previously announced sale (the “Sale”) of assets and liabilities of the Specialty Paper Business Unit to Pixelle Specialty Solutions LLC (formerly known as Spartan Paper LLC), a newly formed Delaware limited liability company affiliated with Lindsay Goldberg LLC (“Pixelle”), for a base purchase price of $360 million, less estimated purchase price adjustments.  As a result of the completion of the Sale, the Company received approximately $323 million in cash, reflecting estimated purchase price adjustments as of the closing date and the assumption by Pixelle of approximately $38 million in retiree healthcare liabilities.  Such amount is subject to further adjustment as provided in Section 2.6 (Adjustment of the Closing Payment) of the Asset Purchase Agreement, dated as of August 21, 2018 (the “Purchase Agreement”, which is attached as Exhibit 2.1 to the Company’s Current Report filed on Form 8-K on August 21, 2018).  In addition, the Pixelle assumed approximately $220 million of pension liabilities relating to Specialty Papers’ employees and will receive approximately $270 million of related assets from the Company’s existing pension plan.

As described in the Company’s Current Report filed on Form 8-K on August 21, 2018, the Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions.  In connection with the completion of the Sale, the Company and Pixelle entered into an Amendment to the Purchase Agreement, which Amendment is attached hereto as Exhibit 2.1.

A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The pro forma financial information required by Item 9.01(b) of Form 8-K is included as Exhibit 99.2.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Sale, on October 31, 2018, Timothy Hess, Senior Vice President & Business Unit President, Specialty Papers, and a named executive officer, ceased employment with the Company and commenced employment with Pixelle.

Item 8.01	Other Events.

On October 31, 2018, the Company issued a press release announcing the completion of the Sale.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial statements

Unaudited pro forma condensed consolidated financial statements for the years ended December 31, 2017, 2016 and 2015 giving effect to the sale of the Company's Specialty Papers business unit as if it occurred January 1, 2015. Such unaudited pro forma financial statements are attached hereto as Exhibit 99.2.

(d) Exhibits

The following exhibits are filed herewith:

2.1	Amendment No. 1 to the Asset Purchase Agreement, dated as of October 31, 2018, by and between P. H. Glatfelter Company and Pixelle Specialty Solutions LLC.*

99.1Press release issued October 31, 2018 announcing completion of the sale of its Specialty Papers business unit.

99.2	Unaudited pro forma condensed consolidated financial statements giving effect to the sale of the Specialty Papers business unit as if it occurred as of January 1, 2015.

____________________

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

November 6, 2018	By:	/s/ David C. Elder

Name: David C. Elder
Title: Vice President, Finance